[UNION FINANCIAL BANCSHARES, INC. LETTERHEAD]



                              FOR IMMEDIATE RELEASE
                              ---------------------


                                                        Contact: Dwight V. Neese
                                                                       President
                                                            203 West Main Street
                                                            Union, SC 29379-0866
                                                                  (864) 429-1863


                        UNION FINANCIAL BANCSHARES, INC.
                      TO INITIATE STOCK REPURCHASE PROGRAM

Union, South Carolina - January 29, 2003: Union Financial Bancshares, Inc. (NASDAQ: UFBS) today announced that the Corporation's board of directors has approved the repurchase of up to 98,000 shares, or approximately 5% of the Corporation's outstanding common stock. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

Union Financial Bancshares is the holding company for Provident Community Bank, which operates six banking locations in the upstate of South Carolina. At December 31, 2002, Union Financial had $331.6 million in total assets and stockholders' equity of $27.8 million.











203 West Main Street o PO Box 866 o Union, SC 29379-0866 o 864/427-9000 o Fax 864/429-1884